Exhibit 99(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 10, 2016 relating to the statement of assets and liabilities of NorthStar Corporate Income Master Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

February 10, 2016

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us